Exhibit 99.1

FOR IMMEDIATE RELEASE
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  SecureCare TM
  Technologies

                                                     Investor Relations Contact:
                                         Wendy Prabhu, Mercom Capital Group, llc
                                                             Tel: 1-512-215-4452
                                                          scuc@mercomcapital.com


    SecureCare Technologies Launches Sfax, a Secure Electronic Fax Management
            System, 100 Percent Dedicated to the Health Care Industry

         Sfax saves up to 95 percent of the time and up to 80 percent of the costs of manual faxing.

AUSTIN, Texas - Oct. 29, 2007 - SecureCare Technologies, Inc. (OTCBB: SCUC), a health care information technology company based in Austin, Texas, is pleased to announce the launch of Sfax(TM), a secure, Internet-based fax management system designed specifically for health care providers. With the launch of its new product, SecureCare aims to penetrate a virtually untapped market within the health care industry.

An internal study by the company found that approximately 14.9 billion fax pages are sent and received each year, almost exclusively using manual fax systems, by physicians, home health agencies, pharmacies, durable medical equipment providers and long-term care facilities. The costs of this manual faxing (including paper, telco costs, ink/toner and labor) total approximately 40 cents per page, equating to a market expenditure of about $6 billion per year.

Sfax can save its users up to 95 percent of the time and up to 80 percent of the costs of manual faxing. This opportunity for savings is significant for SecureCare's end-users who are looking to streamline their operations and free-up critical resources to focus on improving the quality of patient care. A copy of the company's internal study can be obtained in a downloadable version on SecureCare's Web site www.sfaxme.com.

"Sfax is poised to change how the health care industry exchanges patient health information by dramatically improving work-flow efficiencies and reducing overhead costs," said Dennis J. Nasto, chief executive officer of SecureCare Technologies. "Today's health care fax market is dominated by the antiquated process of manual faxing. With the unveiling of Sfax, I believe we are well positioned to take advantage of this unique market opportunity."

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Sfax is a bi-directional electronic faxing system enabling health care providers to send, receive and manage faxes from any application on any computer with an Internet connection. Sfax is easy to use, is scalable to any size organization and users can be up and running in minutes. It can be easily integrated as an add-on module with existing health care applications or it can be sold as a standalone solution. The system operates on a HIPAA-ready platform, providing a complete log and audit trail for all documents, ensuring the secure transfer of sensitive patient health information, a feature virtually nonexistent with manual faxing.

Sfax is available for purchase through a network of health care software vendors and value-added resellers. It can also be purchased directly from SecureCare Technologies at http://www.sfaxme.com.

About SecureCare Technologies, Inc.

SecureCare Technologies, Inc. (OTCBB: SCUC) is a publicly-held health care information technology company with shares traded under the symbol SCUC. The company's Internet-based Sfax(TM) is the only secure electronic fax management system that is 100 percent dedicated to the health care industry. The product is a HIPAA-ready, work-flow solution that saves end-users up to 95 percent of the time and up to 80 percent of the cost of manual faxing. It provides a complete log and audit trail for all fax documents and completely eliminates the manual paper processing of fax documents. Sfax is distributed to end-users through the company's network of health care software vendors and value-added resellers. It is sold as an easily-integrated, add-on module to existing health care applications or as a stand-alone solution. Additional information about SecureCare can be found at: http://www.sfaxme.com

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including the description of the company and its product offerings, are forward-looking statements within the meaning of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the historical volatility and low trading volume of our stock, the risk and uncertainties inherent in the early stages of growth companies, the company's need to raise substantial additional capital to proceed with its business, risks associated with competitors, and other risks detailed from time to time in the company's most recent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. The company disclaims any intent or obligation to update these forward-looking statements.

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